For Immediate Release

Level One Bancorp, Inc. reports second quarter 2018 net income of $4.0 million, representing $0.53 of earnings per diluted average share

Successful completion of initial public offering in April 2018 resulted in net proceeds of $29.0 million, after deducting underwriting commissions and offering expenses

Farmington Hills, MI – July 30, 2018 – Level One Bancorp, Inc. (“Level One”) (Nasdaq: LEVL) today reported net income of $4.0 million, or $0.53 per diluted share, in the second quarter of 2018. This compares with net income of $3.2 million, or $0.47 per diluted share, in the preceding quarter and $3.3 million, or $0.50 per diluted share, in the second quarter of 2017.

Patrick J. Fehring, President and Chief Executive Officer, commented, "We are pleased to report a solid second quarter with earnings of $4.0 million, or $0.53 per diluted share. These earnings represent year over year loan growth of 11.70% and reflect our strong credit quality. We are committed to providing shareholder returns with a strategy of quality growth."

Second Quarter Financial Highlights

•	Net income was $4.0 million, or $0.53 per diluted share, for the second quarter of 2018

•	Net interest margin was 3.99%, compared to 4.03% in the preceding quarter and 4.32% in the second quarter of 2017

•	Annualized return on average assets was 1.23%, compared to 1.12% in the second quarter of 2017

•	Annualized return on average equity was 11.93%, compared to 12.98% in the second quarter of 2017

•	Total assets increased 9.89% to $1.32 billion at June 30, 2018, compared to $1.20 billion at June 30, 2017

•	Total deposits increased 7.55% to $1.07 billion at June 30, 2018, compared to $990.5 million at June 30, 2017

•	Total loans increased 11.70% to $1.05 billion at June 30, 2018, compared to $936.2 million at June 30, 2017

•	Book value per share increased 13.56% to $18.51 per share compared to $16.30 per share at June 30, 2017

•	Tangible book value per share increased 17.13% to $17.23 per share compared to $14.71 per share at June 30, 2017

Balance Sheet Review

Level One's total assets were $1.32 billion at June 30, 2018, an increase of $22.3 million, or 1.71%, from March 31, 2018, and up $119.1 million, or 9.89%, from $1.20 billion at June 30, 2017.

The investment securities portfolio was $196.0 million at June 30, 2018, an increase of $35.7 million, or 22.26%, from $160.3 million at March 31, 2018, and up $80.5 million, or 69.6%, from $115.6 million at June 30, 2017.

Total loans were $1.05 billion at June 30, 2018, a decrease of $5.6 million, or 0.53%, from $1.05 billion at March 31, 2018, and up $109.6 million, or 11.70%, from $936.2 million at June 30, 2017. The growth in total loans compared to June 30, 2017 was primarily due to growth in our commercial and industrial and commercial real estate loan portfolios.

Total deposits were $1.07 billion at June 30, 2018, a decrease of $47.4 million, or 4.26%, from $1.11 billion at March 31, 2018, and up $74.7 million, or 7.55%, from $990.5 million at June 30, 2017. Total deposit composition at June 30, 2018 consisted of 35.42% of demand deposit accounts, 23.24% of savings and money market accounts and 41.34% of time deposits.

Operating Results

Level One's net interest income before the provision for loan losses increased $288 thousand, or 2.37%, to $12.4 million in the second quarter of 2018, compared to $12.1 million in the preceding quarter, and increased $309 thousand, or 2.55%, compared to $12.1 million in the second quarter of 2017, primarily as a result of increased income on originated loans.

Level One’s net interest margin was 3.99% in the second quarter of 2018, compared to 4.03% in the preceding quarter and 4.32% in the second quarter of 2017, primarily as a result of higher cost of funds.

Level One's second quarter 2018 noninterest income increased $80 thousand, or 5.83%, to $1.5 million in the second quarter of 2018, compared to $1.4 million in the preceding quarter, and decreased $332 thousand, or 18.61%, compared to $1.8 million in the second quarter of 2017. The change in noninterest income compared to the prior period was primarily due to an increase in net gain on sale of residential mortgage loans. The change in noninterest income compared to the second quarter of 2017 was impacted by decreases in other charges and fees and service charges on deposits as well as a decrease in net gain on sales of securities.

Level One’s second quarter 2018 noninterest expenses were $9.7 million, compared to $9.1 million in the preceding quarter and $8.9 million in the second quarter of 2017, primarily as a result of increased salary and employee benefits. The efficiency ratio, which is a measure of operating expenses as a percentage of net interest income and noninterest income, for the second quarter of 2018 was 69.99%, compared to 67.67% for the preceding quarter and 63.72% in the second quarter of 2017.

Level One's income tax provision was $860 thousand, or 17.65% of pretax income, in the second quarter of 2018, as compared to $642 thousand, or 16.85% of pretax income, in the preceding quarter and $1.7 million, or 33.19% of pretax income, in the second quarter of 2017. The decrease in tax expense during the three months ended June 30, 2018, as compared to the second quarter of 2017, is primarily a result of the change in tax rates from 35% to 21% due to the enactment of the Tax Cuts and Jobs Act.

Asset Quality

Level One's asset quality remained solid during the second quarter of 2018. Total nonperforming loans were $11.3 million, or 1.08% of total loans, at June 30, 2018, a decrease of $1.7 million from nonperforming loans of $13.0 million, or 1.23% of total loans, at March 31, 2018, and an increase of $1.6 million from nonperforming loans of $9.7 million, or 1.04% of total loans, at June 30, 2017. Level One had no other real estate owned assets at June 30, 2018 or March 31, 2018, compared to $268 thousand at June 30, 2017. Nonperforming assets, consisting of nonaccrual loans and other real estate owned, as a percentage of total assets were 0.85% at June 30, 2018, compared to 1.00% at March 31, 2018, and 0.83% at June 30, 2017.

In addition, we had $259 thousand in loans 90 days or more past due and still accruing at June 30, 2018, compared to $263 thousand at March 31, 2018 and $662 thousand at June 30, 2017.

Performing troubled debt restructured loans that were not included in nonaccrual loans at June 30, 2018 were $2.5 million, compared to $2.4 million in the preceding quarter and $1.2 million at June 30, 2017. Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, forbearance agreements, and principal deferral or reduction, are categorized as troubled debt restructured loans.

Net recoveries in the second quarter of 2018 were $669 thousand, or 0.26% of average loans on an annualized basis, compared to $755 thousand of net charge offs, or 0.29% of average loans on an annualized basis, for the preceding quarter and $96 thousand of net recoveries, or 0.04% of average loans on an annualized basis at June 30, 2017.

Level One's second quarter provision for loan losses was a provision benefit of $710 thousand, compared to a provision expense of $554 thousand in the preceding quarter and a provision expense of $68 thousand in the second quarter of 2017. The allowance for loan losses was $11.5 million, or 1.10% of total loans, at June 30, 2018, compared to $11.5 million, or 1.09% of total loans, at March 31, 2018, and $11.4 million, or 1.22% of total loans, at June 30, 2017. As of June 30, 2018, the allowance for loan losses as a percentage of nonperforming loans was 101.67%, compared to 88.67% at March 31, 2018, and 117.36% at June 30, 2017.

Capital

Total shareholders’ equity was $143.4 million at June 30, 2018, an increase of $32.9 million, or 29.79%, compared with $110.5 million at March 31, 2018 and increased $39.2 million, or 37.66%, from $104.2 million at June 30, 2017, primarily as the result of our initial public offering.

Recent Developments

Initial Public Offering: On April 24, 2018, Level One completed its initial public offering.  In the offering, Level One sold 1,150,765 shares, including 180,000 shares of common stock pursuant to the exercise in full by the underwriters of their option to purchase additional shares, at an initial public offering price of $28.00 per share. The selling shareholders sold an additional 229,235 shares of common stock in the offering at the initial public offering price. Level One did not receive any proceeds from the sale of shares of common stock sold by the selling shareholders in the offering.  The shares began trading on the Nasdaq Global Select Market on Friday, April 20, 2018, under the symbol "LEVL".

Second Quarter Dividend: On June 21, 2018, Level One’s Board of Directors declared a quarterly cash dividend of $0.03 per share. This dividend was paid out on July 15, 2018, to stockholders of record at the close of business on June 30, 2018.

Expansion of Mortgage Division: On July 9, 2018, Level One announced it was doubling the size of its mortgage division with the addition of new mortgage loan officers and support staff.

“We are excited to welcome a team of 30 successful residential mortgage team members to Level One Bank.  This strategic action was a great opportunity for Level One to expand our mortgage business with a proven team.  We expect the addition of this team will increase our presence in the residential marketplace and add to our fee revenue in future quarters,” commented Level One Bank President and Chief Executive Officer, Patrick J. Fehring.

About Level One Bancorp, Inc.

Level One Bancorp, Inc. is the holding company for Level One Bank, a full-service commercial and consumer bank headquartered in Michigan with assets of approximately $1.32 billion as of June 30, 2018. It operates eleven banking centers throughout southeast Michigan and west Michigan. Level One Bank's success has been recognized both locally and nationally as the U.S. Small Business Administration's (SBA) "Community Lender of the Year" and "Export Finance Lender of the Year" and one of S&P Global's Top 10 "Best-Performing Community Banks" in the nation. Level One's commercial division provides a menu of products including lines of credit, term loans, leases, commercial mortgages, SBA loans, export-import financing, and a full suite of treasury management and private banking services. The consumer division offers personal savings and checking accounts and a complete array of consumer loan products including residential mortgages, home equity, auto, and credit card services. Level One Bank offers a variety of online banking services and a robust mobile banking application for individuals and businesses. Level One Bank offers the sophistication of a big bank, the heart of a community bank, and the spirit of an entrepreneur. For more information, visit www.levelonebank.com.

Forward-Looking Statements

This release contains forward-looking statements that reflect management’s current views of future events and operations. These forward-looking statements are based on the information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risk and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations, changes in interest rates and other general economic, business and political conditions, including changes in the financial markets, as well as other risks described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact:	Investor Relations Contact:
Nicole Ransom	Peter Root
(248) 538-2183	(248) 538-2186

Summary Consolidated Financial Information
(Unaudited)	As of or for the quarter ended,
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Earnings Summary
Interest income	$15,380	$14,774	$14,378	$13,752	$14,034
Interest expense	2,965	2,647	2,374	2,075	1,928
Net interest income	12,415	12,127	12,004	11,677	12,106
Provision for loan losses	(710)	554	956	194	68
Noninterest income	1,452	1,372	1,395	1,942	1,784
Noninterest expense	9,705	9,135	9,193	9,331	8,851
Income before income taxes	4,872	3,810	3,250	4,094	4,971
Income tax provision	860	642	2,317	1,259	1,650
Net income	$4,012	$3,168	$933	$2,835	$3,321
Per Share Data
Basic earnings per common share	$0.54	$0.48	$0.15	$0.44	$0.52
Diluted earnings per common share	0.53	0.47	0.14	0.43	0.50
Book value per common share	18.51	16.78	16.78	16.74	16.30
Tangible book value per share (1)	17.23	15.27	15.21	15.16	14.71
Shares outstanding (in thousands)	7,749	6,585	6,435	6,392	6,392
Average basic common shares (in thousands)	7,456	6,539	6,403	6,392	6,391
Average diluted common shares (in thousands)	7,613	6,699	6,630	6,610	6,606
Selected Period End Balances
Total assets	$1,322,913	$1,300,629	$1,301,291	$1,266,919	$1,203,853
Securities available-for-sale	196,047	160,349	150,969	141,700	115,581
Total loans	1,045,789	1,051,354	1,034,923	980,721	936,218
Total deposits	1,065,216	1,112,644	1,120,382	1,069,874	990,470
Total liabilities	1,179,468	1,190,106	1,193,331	1,159,934	1,099,647
Total shareholders' equity	143,445	110,523	107,960	106,985	104,206
Tangible shareholders' equity (1)	133,501	100,524	97,906	96,872	94,035
Performance and Capital Ratios
Return on average assets (annualized)	1.23%	1.00%	0.29%	0.94%	1.12%
Return on average equity (annualized)	11.97	11.64	3.40	10.58	13.02
Net interest margin (fully taxable equivalent) (2)	3.99	4.03	4.01	4.05	4.32
Total shareholders' equity to total assets	10.84	8.50	8.30	8.44	8.66
Tangible equity to tangible assets (1)	10.17	7.79	7.58	7.71	7.88
Common equity tier 1 capital (3)	12.36	9.47	9.10	9.33	9.50
Tier 1 leverage ratio (3)	10.83	8.15	7.92	8.14	7.98
Tier 1 risk-based capital (3)	12.36	9.47	9.10	9.33	9.50
Total risk-based capital (3)	13.38	11.87	11.55	11.86	12.15
Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	(0.26)%	0.29%	0.35%	(0.01)%	(0.04)%
Nonperforming assets as a percentage of total assets	0.85	1.00	1.13	1.26	0.83
Nonperforming loans as a percent of total loans	1.08	1.23	1.36	1.59	1.04
Allowance for loan losses as a percentage of period-end loans	1.10	1.09	1.13	1.19	1.22
Allowance for loan losses as a percentage of nonperforming loans	101.67	88.67	83.38	74.38	117.36
Allowance for loan losses as a percentage of nonperforming loans, excluding allowance allocated to loans accounted for under ASC 310-30	92.93	80.36	75.68	66.62	104.87
(1) See section entitled "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.
(2) Presented on a tax equivalent basis using a 35% tax rate for 2017 time periods and 21% tax rate for 2018 time periods.
(3) Capital ratios for June 30, 2018 are Level One Bank capital ratios.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial measures included in this earnings release are not measures of financial performance recognized by GAAP. These non-GAAP financial measures include tangible shareholders' equity, tangible book value per share and the ratio of tangible shareholders' equity to tangible assets. Our management uses these non-GAAP financial measures in its analysis of our performance, and we believe financial analysts and others frequently use these measures, and other similar measures, to evaluate capital adequacy. We calculate: (i) tangible shareholders' equity as total shareholders' equity less core deposit intangibles and goodwill; (ii) tangible book value per share as tangible shareholders' equity divided by shares of common stock outstanding; and (iii) tangible assets as total assets, less core deposit intangibles and goodwill.

The following presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP:

Reconciliation of Non-GAAP Financial Measures
(Unaudited)	As of
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Total shareholders' equity	$143,445	$110,523	$107,960	$106,985	$104,206
Less:
Goodwill	9,387	9,387	9,387	9,387	9,387
Core deposit intangibles	557	612	667	726	784
Tangible shareholders' equity	$133,501	$100,524	$97,906	$96,872	$94,035

Shares outstanding (in thousands)	7,749	6,585	6,435	6,392	6,392
Tangible book value per share	$17.23	$15.27	$15.21	$15.16	$14.71

Total assets	$1,322,913	$1,300,629	$1,301,291	$1,266,919	$1,203,853
Less:
Goodwill	9,387	9,387	9,387	9,387	9,387
Core deposit intangibles	557	612	667	726	784
Tangible assets	$1,312,969	$1,290,630	$1,291,237	$1,256,806	$1,193,682

Tangible equity to tangible assets	10.17%	7.79%	7.58%	7.71%	7.88%

Consolidated Balance Sheets
(Unaudited)	As of
	June 30,	March 31,	December 31,	June 30,
(Dollars in thousands, except share data)	2018	2018	2017	2017

Assets
Cash and cash equivalents	$34,767	$39,882	$63,661	$103,444
Securities available-for-sale	196,047	160,349	150,969	115,581
Federal Home Loan Bank stock	8,303	8,303	8,303	8,303
Mortgage loans held for sale, at fair value	3,991	1,871	4,548	3,566
Loans:
Originated loans	946,724	946,179	920,895	803,573
Acquired loans	99,065	105,175	114,028	132,645
Total loans	1,045,789	1,051,354	1,034,923	936,218
Less: Allowance for loan losses	(11,465)	(11,506)	(11,713)	(11,404)
Net loans	1,034,324	1,039,848	1,023,210	924,814
Premises and equipment, net	13,144	13,282	13,435	13,752
Goodwill	9,387	9,387	9,387	9,387
Other intangible assets, net	557	612	667	784
Bank-owned life insurance	11,703	11,622	11,542	11,376
Income tax benefit	2,510	3,026	3,102	3,565
Other assets	8,180	12,447	12,467	9,281
Total assets	$1,322,913	$1,300,629	$1,301,291	$1,203,853
Liabilities
Deposits:
Noninterest-bearing demand deposits	$320,213	$298,917	$324,923	$326,472
Interest-bearing demand deposits	57,060	68,479	62,644	60,162
Money market and savings deposits	247,542	278,042	289,363	244,001
Time deposits	440,401	467,206	443,452	359,835
Total deposits	1,065,216	1,112,644	1,120,382	990,470
Borrowings	86,594	52,783	47,833	82,005
Subordinated notes	14,867	14,853	14,844	14,815
Other liabilities	12,791	9,826	10,272	12,357
Total liabilities	1,179,468	1,190,106	1,193,331	1,099,647
Shareholders' equity
Common stock:
Authorized - 20,000,000 shares at 6/30/18, 3/31/2018, 12/31/2017 and 6/30/2017
Issued and outstanding - 7,748,641 shares at 6/30/2018, 6,584,676 shares at 3/31/2018, 6,435,461 shares at 12/31/2017 and 6,392,041 shares at 6/30/2017	90,201	60,886	59,511	58,755
Retained earnings	56,383	52,568	49,232	45,464
Accumulated other comprehensive loss, net of tax	(3,139)	(2,931)	(783)	(13)
Total shareholders' equity	143,445	110,523	107,960	104,206
Total liabilities and shareholders' equity	$1,322,913	$1,300,629	$1,301,291	$1,203,853

Consolidated Statements of Income
(Unaudited)
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2018	2018	2017	2018	2017
Interest income
Originated loans, including fees	$11,833	$11,178	$9,739	$23,011	$19,093
Acquired loans, including fees	2,293	2,426	3,438	4,719	6,831
Securities:
Taxable	667	574	402	1,241	816
Tax-exempt	380	351	210	731	381
Federal funds sold and other	207	245	245	452	360
Total interest income	15,380	14,774	14,034	30,154	27,481
Interest Expense
Deposits	2,487	2,178	1,451	4,665	2,728
Borrowed funds	225	219	224	444	400
Subordinated notes	253	250	253	503	503
Total interest expense	2,965	2,647	1,928	5,612	3,631
Net interest income	12,415	12,127	12,106	24,542	23,850
Provision for loan losses	(710)	554	68	(156)	266
Net interest income after provision for loan losses	13,125	11,573	12,038	24,698	23,584
Noninterest income
Service charges on deposits	618	642	718	1,260	1,298
Net gain on sale of securities	—	—	58	—	58
Net gain on sale of residential mortgage loans	404	236	413	640	712
Net gain on sale of commercial loans	11	—	—	11	146
Other charges and fees	419	494	595	913	950
Total noninterest income	1,452	1,372	1,784	2,824	3,164
Noninterest expense
Salary and employee benefits	6,169	5,956	5,319	12,125	10,590
Occupancy and equipment expense	1,074	1,046	1,012	2,120	2,024
Professional service fees	471	266	540	737	1,080
Marketing expense	291	142	232	433	479
Printing and supplies expense	112	104	121	216	234
Data processing expense	511	436	479	947	892
Other expense	1,077	1,185	1,148	2,262	2,229
Total noninterest expense	9,705	9,135	8,851	18,840	17,528
Income before income taxes	4,872	3,810	4,971	8,682	9,220
Income tax provision	860	642	1,650	1,502	3,147
Net income	$4,012	$3,168	$3,321	$7,180	$6,073
Earnings per common share:
Basic	$0.54	$0.48	$0.52	$1.02	$0.95
Diluted	$0.53	$0.47	$0.50	$1.00	$0.92
Average common shares outstanding - basic	7,456	6,539	6,391	7,050	6,380
Average common shares outstanding - diluted	7,613	6,699	6,606	7,211	6,597

Net Interest Income and Net Interest Margin
(Unaudited)	For the three months ended,
	June 30, 2018			March 31, 2018			June 30, 2017
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Interest-earning assets:
Gross loans (3)	$1,045,715	$14,126	5.42%	$1,037,045	$13,604	5.32%	$954,665	$13,177	5.54%
Investment securities (4):
Taxable	114,957	667	2.33	102,135	574	2.28	79,488	402	2.03
Tax-exempt	58,976	380	3.10	54,996	351	3.16	33,892	210	3.66
Interest earning cash balances	25,828	119	1.85	27,090	106	1.59	59,377	161	1.09
Federal Home Loan Bank Stock	8,303	88	4.25	8,303	139	6.78	8,303	84	4.06
Total interest-earning assets	1,253,779	15,380	4.94%	1,229,569	14,774	4.90%	1,135,725	14,034	4.99%
Non-earning assets:
Cash and due from banks	17,800			18,531			19,238
Premises and equipment	12,621			13,362			15,235
Goodwill	9,387			9,387			9,387
Other intangible assets, net	589			644			820
Bank-owned life insurance	11,650			11,570			11,323
Allowance for loan losses	(11,473)			(11,822)			(11,520)
Other non-earning assets	7,839			12,195			10,614
Total assets	$1,302,192			$1,283,436			$1,190,822
Interest-bearing liabilities:
Interest-bearing demand deposits	$64,394	$48	0.30%	$63,501	$51	0.33%	$58,081	$39	0.27%
Money market and savings deposits	276,496	678	0.98	273,699	548	0.81	264,691	405	0.61
Time deposits	445,894	1,761	1.58	456,555	1,579	1.40	359,052	1,007	1.12
Borrowings	48,604	225	1.86	56,819	219	1.56	84,838	224	1.06
Subordinated notes	14,859	253	6.83	14,844	250	6.83	14,806	253	6.85
Total interest-bearing liabilities	850,247	2,965	1.40%	865,418	2,647	1.24%	781,468	1,928	0.99%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest bearing demand deposits	306,547			298,681			297,565
Other liabilities	10,923			8,931			9,485
Shareholders' equity	134,475			110,406			102,304
Total liabilities and shareholders' equity	$1,302,192			$1,283,436			$1,190,822
Net interest income		$12,415			$12,127			$12,106
Interest spread			3.54%			3.66%			4.00%
Net interest margin (5)			3.97			4.00			4.28
Tax equivalent effect			0.02			0.03			0.04
Net interest margin on a fully tax equivalent basis			3.99			4.03			4.32

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates and yields are presented on an annual basis and includes a taxable equivalent adjustment to interest income of $76 thousand, $78 thousand and $99 thousand on tax-exempt securities for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively, using the statutory tax rate of 21% for the 2018 periods and 35% for the 2017 period.
(3) Includes nonaccrual loans.
(4) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

	For the six months ended,
	June 30, 2018			June 30, 2017
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Interest-earning assets:
Gross loans (3)	$1,041,404	$27,730	5.37%	$958,054	$25,924	5.46%
Investment securities (4):
Taxable	108,581	1,241	2.31	78,979	816	2.08
Tax-exempt	56,997	731	3.12	31,313	381	3.62
Interest earning cash balances	26,455	225	1.71	43,496	220	1.02
Federal Home Loan Bank Stock	8,303	227	5.51	8,022	140	3.52
Total interest-earning assets	1,241,740	30,154	4.92%	1,119,864	27,481	4.98%
Non-earning assets:
Cash and due from banks	18,163			18,789
Premises and equipment	12,990			15,432
Goodwill	9,387			9,387
Other intangible assets, net	616			849
Company-owned life insurance	11,610			11,282
Allowance for loan losses	(11,646)			(11,345)
Other non-earning assets	10,006			10,481
Total assets	$1,292,866			$1,174,739
Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$63,950	$99	0.31%	$57,774	$78	0.27%
Money market and savings deposits	275,105	1,226	0.90	275,860	779	0.57
Time deposits	451,195	3,340	1.49	338,485	1,871	1.11
Borrowings	52,689	444	1.70	95,085	400	0.85
Subordinated notes	14,852	503	6.83	14,799	503	6.85
Total interest-bearing liabilities	857,791	5,612	1.32%	782,003	3,631	0.94%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest bearing demand deposits	302,635			283,007
Other liabilities	9,933			9,103
Shareholders' equity	122,507			100,626
Total liabilities and shareholders' equity	$1,292,866			$1,174,739
Net interest income		$24,542			$23,850
Interest spread			3.60%			4.04%
Net interest margin (5)			3.99			4.29
Tax equivalent effect			0.02			0.03
Net interest margin on a fully tax equivalent basis			4.01			4.32
(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates and yields are presented on an annual basis and includes a taxable equivalent adjustment to interest income of $150 thousand and $181 thousand on tax-exempt securities for the six months ended June 30, 2018 and June 30, 2017, respectively, using the statutory tax rate of 21% for the 2018 period and 35% for the 2017 period.
(3) Includes nonaccrual loans.
(4) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

Loan Composition (Unaudited)	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Commercial real estate
Non-owner occupied	$361,341	$360,014	$343,420	$312,644	$322,361
Owner-occupied	172,615	172,608	168,342	156,690	159,932
Total commercial real estate	533,956	532,622	511,762	469,334	482,293
Commercial and industrial	363,239	371,464	377,686	380,512	330,114
Residential real estate	147,763	146,436	144,439	130,117	122,427
Consumer	831	832	1,036	758	1384
Total loans	$1,045,789	$1,051,354	$1,034,923	$980,721	$936,218

Impaired Assets (Unaudited)	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Nonaccrual loans
Commercial real estate	$2,557	$1,946	$2,257	$1,998	$106
Commercial and industrial	5,983	8,192	9,024	11,911	7,754
Residential real estate	2,737	2,838	2,767	1,727	1,857
Total nonaccrual loans	11,277	12,976	14,048	15,636	9,717
Other real estate owned	—	—	652	384	268
Total nonperforming assets	11,277	12,976	14,700	16,020	9,985
Performing troubled debt restructurings
Commercial real estate	1,517	1,525	—	287	—
Commercial and industrial	578	582	961	975	988
Residential real estate	364	258	261	1,049	247
Total performing troubled debt restructurings	2,459	2,365	1,222	2,311	1,235
Total impaired assets	$13,736	$15,341	$15,922	$18,331	$11,220

Loans 90 days or more past due and still accruing	$259	$263	$440	$486	$662